                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  Form 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 3, 1997


                               PP&L Resources, Inc.
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-11459            23-2758192
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)

                       Pennsylvania Power & Light Company
___________________________________________________________________________
          (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                   1-905              23-0959590
___________________________________________________________________________
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)        Identification
                                                               No.)

      TWO NORTH NINTH STREET, ALLENTOWN, PA.               18101-1179
___________________________________________________________________________
     (Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code 610-774-5151



___________________________________________________________________________
      (Former name or former address, if changed since last report.)

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Item 5.	Other Events

	On March 3, 1997, PP&L Resources, Inc. ("PP&L Resources") initiated a tender offer for any and all of the outstanding 4 1/2% Preferred Stock and Series Preferred Stock of Pennsylvania Power & Light Company ("PP&L") (collectively, the "Preferred Stock"). All shares of the Preferred Stock purchased by PP&L Resources pursuant to the tender offer will continue to be outstanding securities of PP&L and held by PP&L Resources. PP&L Resources may vote shares acquired pursuant to the tender offer or other future transactions to effect amendments to PP&L's Articles of Incorporation, or to obtain consents thereunder, which may be adverse to the unaffiliated holders of the Preferred Stock. Under PP&L's Articles of Incorporation, such consents may be effected by obtaining the consent (given by vote at a meeting held pursuant to notice containing a statement of such purpose) of (i) the holders of a majority of the number of shares of the 4 1/2% Preferred Stock then outstanding and (ii) the holders of a majority of the total number of shares of the Preferred Stock then outstanding (voting as a single class). Under PP&L's Articles of Incorporation, such amendments may be effected by obtaining the consent (given by vote at a meeting or by written consent) of (i) the holders of two-thirds of the number of shares of the 4 1/2% Preferred Stock then outstanding and (ii) the holders of two-thirds of the total number of shares of the Preferred Stock then outstanding (voting as a single class). Provisions of PP&L's Articles of Incorporation which the companies may wish to amend or obtain consents under include, among other things, limitations on PP&L's ability to increase the authorized number of any series of Preferred Stock, merge or consolidate with other corporations, issue senior stock, issue unsecured debt, issue additional shares of the Series Preferred Stock and pay dividends on PP&L's common stock in the event that PP&L's common equity capitalization falls below specified levels.

	It is expected that PP&L will lend to PP&L Resources (either directly or indirectly) the funds that PP&L Resources will need to complete the tender offer. However, the exact amount that will be required by PP&L Resources to purchase the shares so tendered cannot be determined until the expiration of the tender offer, which is scheduled to occur on April 4, 1997. Assuming that PP&L Resources purchases all outstanding shares of the Preferred Stock, the total amount required to purchase such shares will be approximately $471 million, including fees and other expenses. In this regard, PP&L expects to derive the funds necessary to make the loan to PP&L Resources from the planned issuance of Junior Subordinated Deferrable Interest Debentures to support a $100 million public offering of Trust Originated
Preferred Securities, internally generated funds, the liquidation of temporary investments and the issuance of short-term debt.
The tender offer is not conditioned upon consummation of the planned $100 million public offering of Trust Originated
Preferred Securities.



                                SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            PP&L RESOURCES, INC. AND
                            PENNSYLVANIA POWER & LIGHT COMPANY




                        By:          /s/J. J. McCabe
                                        J. J. McCabe -
                                  Vice President & Controller
                                   (PP&L Resources, Inc. and
                              Pennsylvania Power & Light Company)


Date:  March 3, 1997